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                                                                  Exhibit 10.139

                                 OPERATING NOTE
                                  (NEW PROJECT)

                                                           Minnetonka, Minnesota
                                                                January 27, 2005

     FOR VALUE RECEIVED, IOWA TRIBE OF OKLAHOMA ("MAKER"), A FEDERALLY-CHARTERED CORPORATION, CREATED PURSUANT TO SECTION 3 OF THE OKLAHOMA INDIAN WELFARE ACT
OF JUNE 26, 1936 (49 STAT. 1967), UNDER A FEDERAL CHARTER ISSUED TO THE IOWA TRIBE OF OKLAHOMA ("IOWA TRIBE"), A FEDERALLY RECOGNIZED INDIAN TRIBE, promises to pay to the order of LAKES IOWA MANAGEMENT, LLC, A MINNESOTA LIMITED LIABILITY COMPANY ("LENDER"), in the United States of America, in immediately available funds, at such place as the holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 130 Cheshire Lane, Minnetonka, Minnesota 55305, the principal sum of the aggregate unpaid principal amount of all "Guaranteed Minimum Payment Advances" and "Working Capital Advances" made to Maker pursuant to Sections 5.3(b) and 5.7, respectively, of the Management Agreement for a Gaming Facility and Related Ancillary Facilities dated January 27, 2005 entered into between the parties for a new project (the "Management Contract"), plus interest on any Working Capital Advances from the date of such advances, in like money, in accordance with the following terms and provisions:

     1. Defined Terms. Capitalized terms used herein and not defined shall have the meanings given them in the Management Contract.

     2. Interest. No interest shall accrue on any Minimum Guaranteed Payment Advances. Each Working Capital Advance as and when made pursuant to the terms of the Amended Memorandum Agreement shall bear interest at the Interest Rate, as described herein, from and including the date the proceeds of such Working Capital Advance are advanced (such date the "Funding Date" of such Advance) through the date of payment.

     3. Repayment; Limited Recourse Obligations. The obligation of Maker to repay the funds advanced shall be a Limited Recourse obligation, as defined in the Management Contract, and secured by the real and personal property described therein. Principal and interest, as applicable, on each Minimum Guaranteed Payment Advance and Working Capital Advance (each an "Advance") shall be repaid in accordance with the terms and provisions set forth in the Management Contract. The Maker shall have the right to prepay all or any part of this Operating Note at any time without penalty or premium provided any partial payment is at least $10,000 or an even multiple thereof, but any such prepayment shall be applied to the installments of principal due hereunder in the inverse order of maturity. In the event that the term of the Management Contract is tolled under Section 6.6 thereof, Maker's obligation to make the monthly installment payment hereunder shall be likewise tolled until the tolling under
Section 6.6 ceases (except to the extent that the Project shall receive any business interruption insurance proceeds in connection with tolling under
Section 6.6, in which case Maker's obligation to make monthly installment payments shall not be tolled).

     4. Interest Rate. The Interest Rate means an interest rate equal to the greater of the prime rate of Chase Manhattan Bank, N.A. (or any successor Bank by acquisition or merger) plus


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two percent (2%) per annum or the same rate as the financing provided by any third party lender for the development, construction and equipping of the Project Facilities in place at the time of the advance, fixed as of the first business day of each calendar month. Interest at the foregoing rate shall accrue and shall be payable as a Limited Recourse obligation as provided in the Management Contract. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the Loan evidenced by this Operating Note ("Maximum Rate"), and if the provisions for interest contained in this Operating Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the lawfully exercised option of the Lender, returned to Maker.

     5. Record of Amounts Owed. Maker hereby authorizes Lender to record on its books all Advances made to the Maker and all payments of principal amounts and interest in respect of such Advances, which shall be presumptive evidence as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advance or payments shall not limit or otherwise affect the obligations of Maker.

     6. Default; Acceleration. If any Event of Default occurs, then the outstanding principal amount of this Operating Note, any interest accrued thereon from time to time, and any other sums then remaining unpaid hereunder, at the option of the holder hereof and without notice, shall become immediately due and payable and Lender may exercise any other rights or remedies available under any Transaction Documents or applicable law. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent default. The following shall constitute "Events of Default" for purposes of this Operating Note:

     (a) Failure by Maker to make timely payments of any of the installments of principal, interest or other amounts hereunder, which is not cured within ten (10) days after written notice of such nonpayment is delivered to Maker; or

     (b) The occurrence of any event of default under any credit facility, term loan or any other agreement entered into by Maker for the use of borrowed funds, with respect to which the creditor has recourse to assets of the Project, and with respect to which (i) the creditor has accelerated the maturity of the indebtedness of Maker to such creditor, or (ii) the creditor has initiated action to collect such indebtedness; or

     (c) A material default by Maker in the performance by Maker of any of its covenants or commitments under the Management Contract or any Transaction Document or under any other agreement entered into with or in favor of Lender or any Affiliate of Lender, or a material default by Maker's Affiliate under any agreement executed by an Affiliate of Maker in favor of Lender or any Affiliate of Lender which default is not cured by Maker or its Affiliate as applicable within the applicable cure period thereunder after written notice of default is delivered to Maker or its Affiliate; provided, however, that if the nature of such default (but specifically excluding defaults curable by the payment of money) is such that it is not possible to cure such


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          default within the cure period, such period shall be extended for so long as the breaching party shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days; or

     (d) The Management Contract shall be terminated by either the Maker or the Lender; or

     (e) Any representation or warranty given to the Lender by the Maker (or any of its representatives) in connection with entering into the Management Contract or the other Transaction Documents and/or any borrowing thereunder, or given by an Affiliate of Maker in connection with any agreement executed by an Affiliate of Maker in favor of Lender or any Affiliate of Lender, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Lender in the exercise of its reasonable judgment) as of the time when given or shall fail to be true and correct in all material respects at any time during the term of the agreement; or

     (f) There shall have been filed or commenced against Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of Maker's property or for the winding up or liquidation of Maker's affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or

     (g) Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or of any substantial part of the Maker's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing or shall be insolvent.

     7. Security. This Operating Note shall be secured by a security interest in the Collateral granted by Maker to Lender pursuant to the Management Contract and the other Transaction Documents, including the Dominion Account Agreement.

     8. Presentment Waiver. Maker, all endorsers and guarantors hereby waive to the fullest extent permitted by law presentment, demand, protest, notice of protest, notice of dishonor and notice of any other kind (except as specifically required herein) in connection with this Operating Note.

     9. Remedies Cumulative. The remedies of the Lender, as provided in this Operating Note and any other related documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no


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event be construed as a waiver or release thereof.

     10. Business Purpose. MAKER DOES HEREBY ATTEST, CERTIFY, REPRESENT, WARRANT AND COVENANT THAT NO COLLATERAL SECURITY WITH RESPECT TO THIS OPERATING NOTE IS USED OR IS INTENDED TO BE USED BY MAKER AS A DWELLING OR AS A HOME AND THAT THE EXTENSION OF CREDIT AND PROCEEDS OF THIS TRANSACTION ARE SOLELY TO BE USED FOR COMMERCIAL AND BUSINESS PURPOSES, AND NOT FOR AGRICULTURAL, PERSONAL, CONSUMER, FAMILY OR HOUSEHOLD PURPOSES, AND MAKER ACKNOWLEDGES THAT THIS ATTESTATION, CERTIFICATION, REPRESENTATION, WARRANTY AND COVENANT HAS BEEN RELIED UPON BY THE LENDER.

     11. Collection Expenses. Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of this Operating Note.

     12. Applicable Law. This Operating Note shall be construed in accordance with and governed by the internal laws and decisions of the State of Oklahoma, without giving effect to its choice of law principles.

     13. Savings Clause. The parties hereto intend and believe that each provision of this Operating Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions of this Operating Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Operating Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Operating Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Maker and holder hereof under the remainder of this Operating Note shall continue in full force and effect.

     14. Amendment. No modification, waiver, amendment, discharge or change of this Operating Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

     15. Time is Material. Time is hereby declared to be of the essence of this Operating Note and of every part hereof, and the time and schedule requirements set forth herein are material terms of this Operating Note.

     16. Successors and Assigns. This Operating Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns. Any reference to the Lender shall be deemed to include and apply to every subsequent holder of this Operating Note.


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     17. Notice. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with Section 9.3 of the Management Contract.

     18. Dispute Resolution/Limited Waiver of Sovereign Immunity. Maker and Lender expressly agree that any dispute in connection with this Operating Note shall be subject to the dispute resolution procedures and the limited waiver of sovereign immunity contained in the Management Contract and the Resolution of Limited Waiver attached thereto as Exhibit B, the terms of which are hereby incorporated by reference thereto.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


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IN WITNESS WHEREOF, Maker has caused this Operating Note to be executed under seal and delivered as of the date first above written.

                                        MAKER:

                                        IOWA TRIBE OF OKLAHOMA
                                        A FEDERALLY-CHARTERED CORPORATION


                                        By: /s/ Phoebe O'Dell
                                            ------------------------------------
                                        Name: Phoebe O'Dell
                                              ----------------------------------
                                        Title: Chairperson
                                               ---------------------------------


                                        ATTEST:


                                        By: /s/ Eugene Big Soldier Jr
                                            ------------------------------------
                                        Name: Eugene Big Soldier Jr
                                              ----------------------------------
                                        Title: Tribal Secretary
                                               ---------------------------------

              [Signature page to Iowa Operating Note - New Project
                     in favor of Lakes Iowa Management, LLC]